PERFECT LINE, INC.

$1,000,000

Secured Notes due July 17, 2010

________________

NOTE AND WARRANT PURCHASE AND SECURITY AGREEMENT

________________

Dated July 14, 2006

PERFECT LINE, INC.

5624 West 73rd Street

Indianapolis, IN 46278

Telephone: (317) 295-3500

Facsimile: (317) 298-8924

Secured Notes due July 17, 2010

July 14, 2006

To Each of the Purchasers Listed in

the Attached Schedule A:

Ladies and Gentlemen:

Perfect Line, Inc., a corporation organized under the laws of the State of Indiana (the “Company”), agrees with you as follows and Interactive Motorsports and Entertainment Corp., a corporation organized under the laws of the State of Indiana (the “Parent Company”) agrees as provided in Article 13:

Article 1.	Authorization of Issuance of Notes and Warrants.

The Company has authorized the issue and sale of $950,000 in aggregate principal amount of its Secured Notes due July 17, 2010 (such notes being referred to herein as the “Notes”). The Parent has authorized the issue and sale of warrants to purchase up to two million five hundred thousand of its Common Shares at an exercise price of 10 cents ($.10) per share (such warrants being referred to herein as the “Warrants”).

The Notes shall be substantially in the form set out in Exhibit 1, with such changes therefrom, if any, as may be approved by the Purchasers and the Company. The Notes shall bear the legend set forth on the form of Note set out in Exhibit 1 and shall include such other notations, legends or endorsements as required by law. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Agreement and, accordingly, the Company and the Purchasers, by their execution and delivery of this Agreement, expressly agree to such terms and provisions and to be bound thereby. The Note may be issued in one or more closings, as defined in Article 3 of the Agreement, but all Notes shall rank pari passu under this Agreement.

The Warrants shall be substantially in the form set out in Exhibit 2, with such changes therefrom, if any, as may be approved by the Purchasers and the Company. The Notes shall bear the legend set forth on the form of Warrant set out in Exhibit 2 and shall include such other notations, legends or endorsements as required by law. The terms and provisions contained in the Warrants shall constitute, and are hereby expressly made, a part of this Agreement and, accordingly, the Parent and the Purchasers, by their execution and delivery of this Agreement, expressly agree to such terms and provisions and to be bound thereby. The Warrants may be issued in one or more closings, as defined in Article 3 of the Agreement, but all Warrants shall rank pari passu under this Agreement.

NOTE PURCHASE AND SECURITY AGREEMENT

Article 2.	Sale and Purchase of Notes and Warrants.

Subject to the terms and conditions of this Agreement, the Company agrees to sell, and each Purchaser agrees, severally but not jointly, to purchase from the Company, the aggregate principal amount of Notes set forth opposite such Purchaser's name in Schedule A at a purchase price per Note equal to 100% of the principal amount thereof. The obligations hereunder of each Purchaser are several and not joint, and each of the Purchasers shall have no obligation and no liability to any Person for the performance or nonperformance hereunder by any other Purchaser. The Purchaser shall, in addition to Notes, receive a Warrant to purchase 2.5 Common Shares of the Parent for each One Dollar ($1.00) in principal amount of Notes purchased by the Purchaser.

Article 3.	Closing.

The sale and purchase of the Notes and the Warrants may occur at any time or at multiple times reasonably agreeable to Company, the Parent Company and the Purchasers. Each sale and purchase of the Notes contemplated hereby shall occur at the offices of Bose McKinney & Evans LLP, 2700 First Indiana Plaza, 135 N. Pennsylvania Street, Indianapolis, IN 46204 at 9:00 a.m. (ET), on the date of this Agreement (the “Closing”, or if more than one Closing occurs, the “Closings”) or on such other business day as may be agreed upon by the Company and the Purchasers in writing. At each Closing, the Company will deliver to each of the Purchasers the Notes to be purchased by such Purchaser in the form of a single Note dated the date of the Closing (the “Closing Date”) and made payable to such Purchaser, against delivery by such Purchaser to the Company by wire transfer of immediately available funds in the amount of the purchase price.

Article 4.	Representations and Warranties of the Company.

The Parent Company and the Company, on a joint and several basis, represent and warrant the following to each of the Purchasers, as of the date hereof:

Section 4.1 Organization; Power and Authority. The Parent Company and its subsidiaries are each corporations validly existing under the laws of the State of Indiana. The Parent Company and the Company each have the corporate power and authority to own or holdunder lease the properties each purports to own or hold under lease, to transact the business it transacts, to execute and deliver this Agreement, the Notes and the Warrants and to perform the provisions hereof and thereof.

Section 4.2 Authorization, etc. This Agreement, the Notes and the Warrants have been duly authorized by all necessary corporate action on the part of the Parent Company and the Company, as the case may be, and this Agreement constitutes, and upon execution and delivery thereof each Note and each Warrant will constitute, a legal, valid and binding obligation of the Parent Company and the Company, as the case may be, enforceable against the Parent Company and the Company in accordance with their terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

NOTE PURCHASE AND SECURITY AGREEMENT

Section 4.3 Disclosure. Schedule 4.3 identifies all reports filed by the Parent Company with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the fiscal year ended December 31, 2002 and all reports filed by it for subsequent periods and events (such reports, the “Parent SEC Reports”). The Parent SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports (the “Financial Statements”) has been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or in the Parent SEC Reports), and each fairly presents in all material respects the consolidated financial position of the Parent Company and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount. Except as disclosed on, or reflected or reserved against in, the Financial Statements, the Parent Company and its subsidiaries do not have and are not subject to any liability or obligation of any nature, whether accrued, absolute, contingent, or otherwise, asserted or unasserted, known or unknown (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for taxes due or then accrued or to become due), except current liabilities incurred in the ordinary course of business of the Parent Company and its subsidiaries since March 31, 2006 which are not in the aggregate material to the Parent Company and its subsidiaries. Neither the Parent Company nor any of its subsidiaries has any off-balance sheet obligation or liability to, or any financial interest in, any third party, the purpose or effect of which is to defer, postpone, reduce, avoid or adjust recording of debt or expenses.

Except as listed in the Schedule 4.3, since the date of the financial statements contained in the most recent Parent SEC Report there has been no event or occurrence relating to the Parent Company or its subsidiaries which, in the reasonable judgment of the Company, after consultation with the Parent Company, will be required to be disclosed in a Parent SEC Report on Form 8-K or which would have a material adverse effect on the Parent Company and its subsidiaries and which has not been disclosed to the Purchasers in a Schedule hereto or in a Parent SEC Report on Form 8-K.

It has come to the attention of the Parent Company that an accounting treatment utilized by the Parent, after consultation with its independent auditors, may not have complied with certain provisions of Generally Accepted Accounting Principles. The Parent Company has had ongoing discussions with the member of Securities and Exchange Commission staff with regard to the proper accounting of certain simulator sales the Company entered into with Race Car Simulation Corporation in the fourth quarter of 2004 and first quarter of 2005. The total asset sale price for 44 simulators was $2,856,600, and at issue is whether the transaction should continue to be accounted for as an asset sale, or whether it should be treated from an accounting

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standpoint as a “borrowing”. Should management decide that the transaction would better conform with Generally Accepted Accounting Principles by treating the purchases as a “borrowing”, then the Company’s financial statements for 2004 and 2005 would need to be restated. A restatement would reallocate the purchase price over a period of years, thus making net profits from 2004 and early 2005 less profitable, and profits in later 2005, 2006 and beyond more profitable. While management does not currently intend on restating, management wanted potential investors to be aware of the circumstances should a restatement occur.

Section 4.4 Compliance with Laws, Other Instruments, etc. The execution, delivery and performance by the Parent Company and the Company of this Agreement, the Notes and the Warrant will not:

(a)   violate, result in any breach of, or constitute a default under, or result in the creation of any lien in respect of any property of the Parent Company or any of its subsidiaries under, (i) any indenture, loan or credit agreement to which the Company is bound or by which the Company or any of its properties may be bound, (ii) any lease, mortgage, deed of trust or other agreement or instrument to which the Parent Company or any of its subsidiaries is bound or by which the Parent Company or any of its subsidiaries or any of their respective properties may be bound, in each case that is material in relation to the business, operations, financial condition, assets, or properties of the Parent Company and its subsidiaries taken as a whole (“Material”) or (iii) the articles of incorporation or by-laws of the Parent Company or any of its subsidiaries;

(b)   violate or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority (as defined in Section 4.5) that is applicable and Material to the Parent Company or any of its subsidiaries; or

(c)   violate any provision of any statute or other rule or regulation of any Governmental Authority that is applicable and Material to the Parent Company or any of its subsidiaries.

Section 4.5 Governmental Authorizations, etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Parent Company or the Company, as the case may be, of this Agreement, the Notes or the Warrants. For purposes of this Agreement “Governmental Authority” means the government of (a) the United States of America or any state or other political subdivision thereof, or (b) any jurisdiction in which the Company or any of its subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any of its subsidiaries.

Section 4.6 Private Offering by the Company. Assuming the truth and correctness of the representations and warranties of the Purchasers set forth in the Subscription Agreement, dated of even date herewith, between the Parent Company and each Purchaser, and further assuming the compliance by the Placement Agent, the Parent Company and the Company with the requirements of Regulation D adopted by the Securities and Exchange Commission and similar provision of state blue sky in each state in which the Notes and Warrants are sold, the sale of the Notes and the Warrants hereunder is exempt from the registration and prospectus delivery requirements of the Securities Act.

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Section 4.7 Use of Proceeds. The Parent Company will apply the proceeds of the sale of the Notes and Warrants in accordance with Schedule 4.7.

Section 4.8 Satisfaction of Prior Debt. The debt and other obligations which constituted the consideration supporting the Financing Statement on Form UCC-1 filed by Perfect Line Investments, LLC with the Indiana Secretary of State, on June 21, 2001, as filing number 200100003493113 and which purports to place a lien on certain assets of Perfect Line, LLC (a predecessor of the Company), have been satisfied in full and no further debt or obligation exists in favor of Perfect Line Investments, LLC.

Section 4.9 Seniority of Notes. The Notes rank parri passu in right of payment with all existing and future senior indebtedness of the Company and the Parent Company.

Section 4.10 Non-Contravention. The execution, delivery and performance by the Company and the Parent Company of this Agreement, the Notes and the Warrants, the performance of the obligations of the Company and the Parent Company thereunder, the issuance of the Notes and the Warrants, and the consummation of the closing of this offering will not, as of the Closing, (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which the Parent Company or any of its subsidiaries is a party or by which the Parent Company or any of its subsidiaries is bound or to which any of the property or assets of the Parent Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the formation documents of the Parent Company or any of its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having applicable to or jurisdiction over the Parent Company or any of its subsidiaries of any of their respective properties or assets, (iii) result in the imposition or creation of (or the obligation to create or impose) any lien under any agreement or instrument to which the Parent Company or any of its subsidiaries is a party or by which any of the Parent Company or any of its subsidiaries or their its properties or assets are bound (except for those liens created hereunder) or (iv) result in the suspension, termination or revocation of any permit, license, consent, exemption, franchise, authorization or other approval (each, an “Authorization”) of the Parent Company or any of its subsidiaries or any other impairment of the rights of the holder of any such governmental authorization, except, in the case of clauses (i) through (iv), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Article 5.	Prepayment of the Notes.

Section 5.1 Optional Prepayments. The Company may redeem all or a portion of the Notes for cash at any time after July 14, 2008. In each case, upon at least two business days’ prior notice, the Company will pay a purchase price of: (i) if the repurchase occurs prior to July 14, 2009, 105% of the outstanding principal amount of the Note, plus accrued and unpaid interest, if any, or (ii) if the repurchase occurs after July 14, 2009 but prior to maturity, 102.5% of the outstanding principal amount of the Note, plus accrued and unpaid interest, if any.

Section 5.2 Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore prepaid.

NOTE PURCHASE AND SECURITY AGREEMENT

Section 5.3 Maturity; Surrender, etc. In the case of each prepayment of Notes pursuant to this Article 5, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 5.4 Demand Payment by Purchaser or Holder of Notes. If a “designated event” (as defined below) occurs at any time prior to the maturity of the Notes, the holders thereof will have the right to require the Company to repurchase the Notes, at a purchase price of: (i) if the designated event occurs prior to July 14, 2008, 105% of the outstanding principal amount of the Note, plus accrued and unpaid interest, if any, or (ii) if the designated event occurs after July 14, 2008 but prior to July 14, 2009, 102.5% of the outstanding principal amount of the Note, plus accrued and unpaid interest, if any, or (iii) if the designated event occurs after July 14, 2009, 100% of the outstanding principal amount of the Note, plus accrued and unpaid interest, if any. This redemption demand shall apply to all or part of the Notes for which they have properly delivered and not withdrawn pursuant to a written repurchase notice delivered to the Company. If the purchase date is after a record date and on or prior to the corresponding interest payment date, the interest and additional interest, if any, will be paid on the repurchase date to the holder of record on the record date.

For purposes of this Section 5.4, a “designated event” shall mean:

1.

The acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our capital stock entitling that person to exercise 50% or more of the total voting power of all shares of the Parent Company’s capital stock entitled to vote generally in elections of directors, other than any acquisition by the Parent Company or any of its subsidiaries, any of the Parent Company’s employee benefit plans, or any holders of Notes; or

2.

one or more persons file a Statement on Schedule TO or a Statement on Schedule 13D of the Securities Act of 1933, as amended (or any successors thereto) stating that they have become and actually are beneficial owners of the Parent Company’s voting stock representing more than 80%, in the aggregate, of the voting power of all of the Parent Company’s classes of voting stock entitled to vote generally in the election of the members of the Parent Company’s board of directors; or

3.

the consolidation or merger of the Parent Company with or into any other person, any merger of another person into the Parent Company, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of the Parent Company and its subsidiaries properties and assets to another person, other thanany transaction: (i) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Parent Company’s capital stock; and (ii) pursuant to which holders of the Parent Company’s capital stock immediately prior to such transaction have the right to exercise, directly or indirectly, 50% or more of the total voting

NOTE PURCHASE AND SECURITY AGREEMENT

power of all shares of the Parent Company’s capital stock entitled to vote generally in elections of directors of the continuing or surviving person immediately after giving effect to such issuance; or (B) any merger solely for the purpose of changing the Parent Company’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of common stock solely into shares of common stock of the surviving entity.

Article 6.	Events of Default.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a)   the Company defaults in the payment of principal on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b)   the Company defaults in the payment of any interest on any Note for more than 10 business days after the same becomes due and payable; or

(c)   the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a) and (b) of this Article 6) and, provided that such default is reasonably capable of being remedied, such default is not remedied within 10 days after the earlier of (i) the Chief Executive Officer or Chief Financial Officer obtaining knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this paragraph (c) of Article 6); or

(d)   any representation or warranty made by the Parent Company or the Company in Article 4 or Section 8.2 of this Agreement proves to have been false in any material respect on the Closing Date and the fact that such representation or warranty was false on the Closing Date could reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations under this Agreement and the Notes; or

(e)   the Company or the Parent Company (i) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (ii) makes an assignment for the benefit of its creditors, (iii) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (iv) is adjudicated as insolvent or to be liquidated, or (v) takes corporate action for the purpose of any of the foregoing; or

(f)    a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or the Parent Company, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or the Parent Company, or any such

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petition shall be filed against the Company or the Parent Company and such petition shall not be dismissed within 60 days; or

(g)   the Company or the Parent Company shall be in breach or default in any respect in the due observance or performance of any covenant set forth in Article 9, which default shall continue uncured for ten (10) business days; or

(h)   any indebtedness for borrowed money of the Parent Company or any affiliate in an aggregate principal amount exceeding $100,000 (1) shall be duly declared to be or shall become due and payable prior to the stated maturity thereof, unless such acceleration is reasonably capable of being contested and is being contested in good faith or (2) shall not be paid as and when the same becomes due and payable, including any applicable grace period.

Article 7.	Remedies on Default, Etc.

Section 7.1 Acceleration.

(a)   If an Event of Default with respect to the Company described in paragraph (e) or (f) of Article 6 has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b)   If any other Event of Default has occurred and is continuing, any holder or holders of a majority in principal amount of the Notes at the time outstanding may at any time at his/her/its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c)   If any Event of Default described in paragraph (a) or (b) of Article 6 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at his/her/its or their option, by notice or notices to the Company, declare all the Notes held by him/her/it or them to be immediately due and payable.

(d)   Upon any Notes becoming due and payable under this Section 7.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus all accrued and unpaid interest thereon, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.

Section 7.2 Security. The obligations of the Company to the Purchasers under the Notes are secured by a grant of a security interest in certain assets of the Company as more fully set forth in Article 8. As a result, Purchasers shall have the rights and remedies of a secured creditor with respect to certain assets as more fully set forth in Article 8. Additionally and as further security for the Notes, the Parent Company will guarantee the Company’s obligations under the Notes and this Agreement.

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Section 7.3 Other Remedies. Subject to certain limitations set forth in Section 8.7(f) with respect to the exercise of remedies with respect to the Collateral (as defined in Section 8.1), if any Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 7.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 7.4 Rescission. At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 7.1, the holders of not less than a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences. No rescission and annulment under this Section 7.4 will extend to or affect any subsequent Event of Default or impair any right consequent thereon.

Section 7.5 No Waivers or Election of Remedies, Expenses, etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. The Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all reasonable costs and expenses of such holder incurred in any enforcement or collection under this Article 7, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

Article 8.	Grant of Security Interest and License to Use Software.

Section 8.1 Security Interest in Collateral. As security for the payment and performance of all obligations of the Company to the Purchasers under the Notes and this Agreement and all modifications, substitutions, renewals and extensions of any such obligations, together with interest at the rates provided in the Notes and costs of collection and attorneys’ fees and without relief from valuation and appraisement laws (collectively, the “Liabilities”), the Purchasers shall have, and the Company does hereby grant to the Purchasers, a first priority security interest in the following items of personal property (collectively, the “Collateral”):

(a)   The Company’s simulators specified on Schedule 9.1(a), whether now owned or hereafter acquired, specifically including, without limitation, improvements, accessories, attachments, and parts thereto; and

NOTE PURCHASE AND SECURITY AGREEMENT

(b)   All products and proceeds of each of the foregoing, specifically including, without limitation, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Company from time to time, (ii) any and all payments of any form whatsoever made or due and payable to the Company from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the foregoing by any Governmental Authority or any person or entity acting under color of Governmental Authority, (iii) to the extent of the value of Collateral, claims arising out of the loss, nonconformity, or interference with the use of, defects or infringement of rights in, or damage to, the Collateral, and (iv) any and all other amounts from time to time paid or payable under or in connection with any of the foregoing, whether or not in lieu thereof.

Section 8.2 Representations and Warranties with respect to the Collateral. The Company represents and warrants to the Purchasers that:

(a)   The exact corporate name of the Company and its state of incorporation are each correctly stated in the preamble to this Agreement.

(b)   All Collateral is lawfully owned by the Company, free and clear of any prior security interest, pledge, sale, assignment, transfer or other encumbrance other than Permitted Encumbrances (as defined below); the Company has the unencumbered right to pledge, sell, assign or transfer the Collateral subject to the Permitted Encumbrances and to subject the Collateral to the security interest in favor of the Purchasers herein; except in respect of Permitted Encumbrances, no financing statement covering all or any portion of the Collateral is on file in any public office other than in favor of the Purchasers; and the security interest herein constitutes a legal and valid, first priority security interest in the Collateral.

(c)   Schedule 9.1(a) is a true and correct address for the location of the simulators that are subject to the security interest.

(d)	For purposes of this Article 8, “Permitted Encumbrance” means

(i) liens for taxes and assessments or governmental charges or levies and liens securing claims or demands of carriers, warehousemen, mechanics, material men, landlords, repairmen or other like liens;

(ii) other liens incidental to the normal conduct of the business of the Company or any subsidiary or the ownership of its property which are not incurred in connection with the incurrence of indebtedness and which do not, in the aggregate, materially impair the use of such property in the operation of the business of the Company and its subsidiaries taken as a whole or the value of such property for the purposes of such business; and

(iii) liens securing the Notes.

(e)	None of the Collateral is attached to real estate so as to constitute a fixture.

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Section 8.3 Agreements Concerning Collateral.

(a)   Except with prior written notice to the Purchasers, the simulators will be kept at the locations set forth on Schedule 9.1(a) hereto.

(b)   The Company will keep the Collateral in good order and repair, ordinary wear and tear excepted, and will not waste or destroy the Collateral or any portion thereof, except in the case of obsolete Collateral which is no longer used or useful in Company's business.

(c)   Company may from time to time substitute Collateral, provided that the substituted Collateral is not subject to any lien or other encumbrance (other than Permitted Encumbrances) and has a fair market value at least equal to the fair market of the Collateral for which it is substituted.

(d)   The Company shall not permit any item of Collateral to become a fixture to real estate or an accession to any other property not subject to the Purchasers' security interest herein without the prior written consent of the Purchasers.

Section 8.4 General Provisions Concerning Collateral.

(a)   All Collateral acquired after the date hereof will be acquired by the Company free of any lien, security interest or encumbrance, except Permitted Encumbrances.

(b)   The Company agrees to do such reasonable acts and things and deliver or cause to be delivered such other documents as the Purchasers may deem necessary to establish and maintain a valid security interest in the Collateral (free of all other liens and claims except Permitted Encumbrances) to secure the payment and performance of the Notes and to defend title to the Collateral against any person claiming any interest therein adverse to the Purchasers. The Company authorizes the Purchasers, at the expense of the Company, to execute and file a financing statement or statements on its behalf in those public offices deemed advisable or necessary by the Purchasers to protect the security interests of the Purchasers herein granted.

Section 8.5 Insurance.

(a)   The Company shall have and maintain at all times, with respect to Collateral, insurance written by companies insuring other property owned by the Company covering risks customarily insured against by companies engaged in business similar to that of the Company in reasonable amounts, containing such terms, in such form, and for such periods customarily maintained by companies engaged in business similar to that of the Company. Such insurance shall be payable to the Company and the Purchasers as their interests may appear.

(b)   All such insurance policies shall carry standard, non-contributory lender's loss payable clauses and endorsements in favor of the Purchasers. The insurance certificates evidencing the Company's compliance with the above shall remain on deposit with the Company with copies being sent to each Purchaser, and in the event the Company fails to file and maintain such insurance, the Purchasers may, at their option, purchase such insurance and the cost of such insurance shall become a Liability secured by these presents and all sums expended shall bear interest at the rate of interest set forth in the Notes until paid. The Company shall pay all insurance premiums promptly when due. The Company

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hereby assigns to the Purchasers the proceeds of all such insurance, including, without limitation, any premium refunds, to the extent of the Liabilities, shall direct the insurer to make payment of any losses or refunds directly to the Purchasers, and appoints the Purchasers its attorney-in-fact to endorse any draft, check or other form of payment made by such insurer.

Section 8.6 Purchasers May Defend Title. In the event the Company fails to pay any taxes, assessments, premiums, or fees, or fails to discharge any liens or claims against the Collateral required to be paid or discharged by the Company, or fails to purchase, maintain and file with the Purchasers any insurance required by this Agreement, or if any such insurance is inappropriate to the situation, in the Purchasers’ reasonable discretion, the Purchasers may, without demand or notice, pay any such taxes, assessments, premiums or fees, or pay, acquire, satisfy or discharge any liens or claims asserted against the Collateral (without any obligation to determine the validity thereof), or purchase any such insurance. All sums so expended by the Purchasers shall become a Liability secured by these presents and shall bear interest at the rate of interest set forth in the Notes until paid.

Section 8.7 Remedies.

(a)   Upon the occurrence and during the continuation of any Event of Default and subject to compliance with Section 8.7(f) below, the Purchasers shall have, in addition to all other rights and remedies, the remedies of a secured party under the Indiana Uniform Commercial Code (regardless of whether the Code has been enacted in the jurisdiction where rights or remedies are asserted) including, without limitation, the right to take possession of the Collateral, and for that purpose the Purchasers may, so far as the Company can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom. The Purchasers shall give to the Company at least ten (10) days' prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. The Company hereby irrevocably appoints the Purchasers and Purchasers' designees from time to time its true and lawful attorneys-in-fact, with full power of substitution in the premises upon the occurrence and during the continuance of an Event of Default (i) to demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose or realize upon the Collateral in such manner as the Purchasers may determine; and (ii) to do all things necessary to carry out this Article 8 of the Agreement. Subject to compliance with Section 8.7(f), the Company hereby ratifies and approves all acts of such attorneys. Neither Purchasers nor any attorney will be liable for any acts or omissions nor for any error of judgment or mistake of fact or law, absent gross negligence, bad faith or willful misconduct. This power, being coupled with an interest, is irrevocable until the Liabilities have been fully satisfied.

(b)   Except as otherwise expressly set forth herein, Company waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to both Liabilities and Collateral, the Company assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange, or release of Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payments thereon and the settlement, compromise or adjustment of any thereof,

NOTE PURCHASE AND SECURITY AGREEMENT

all in such manner and at such time or times as the Purchasers may deem advisable. The Purchasers shall have no duty as to the collection or protection of the Collateral, or any income therefrom, nor as to the preservation of rights against prior parties nor as the preservation of any rights pertaining thereto beyond the safe custody thereof. The Purchasers may exercise their rights with respect to Collateral without resorting or regard to other Collateral or sources of reimbursement for any Liability. The Purchasers shall not be deemed to have waived any of these rights as to or under Liabilities or Collateral unless such waiver is in writing and signed by the Purchasers. No delay or omission on the part of the Purchasers in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to the exercise of any right on any future occasion. All rights and remedies of the Purchasers as to or under the Liabilities or Collateral whether evidenced hereby or by any other instrument or papers shall be cumulative and may be exercised singly, successively or together. The Purchasers may, from time to time, without notice to the Company (a) retain or obtain a security interest in any property of any other person, in addition to the Collateral, to secure any of the Liabilities; (b) retain or obtain the primary or secondary liability of any party or parties, in addition to the Company with respect to any of the Liabilities; (c) extend or renew for any period (whether or not longer than the original period) or release or compromise any liability of any party or parties primarily or secondarily liable to the Purchasers under the Agreements or the Notes; (d) release its security interest in any of the property securing any of the Liabilities and permit any substitution or exchange for any such property; and (e) subject to Section 8.7(f), resort to the Collateral for the payment of any of the Liabilities whether or not it shall have resorted to any other property or shall have proceeded against any party primarily or secondarily liable for any of the Liabilities.

(c)   The Company shall pay to the Purchasers on demand any and all reasonable expenses, including reasonable attorneys' fees, incurred or paid by the Purchasers in protecting or enforcing its rights as to or under the Liabilities or the Collateral. After deducting all of such expenses, the residue of any proceeds of collection or sale of the Collateral shall be applied to the payment of principal or interest on Liabilities in such order of preference as the Purchasers may determine, proper allowance for interest on Liabilities not then due being made, and any excess shall be returned to the Company. To the extent that Company makes a payment or payments to the Purchasers or the Purchasers enforces their security interest and lien, and such payments or the Proceeds of such enforcement are set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee or receiver or any other party under any insolvency law, state or federal law, common law or equitable cause, then to the extent of such recovery, the liability or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred and shall be Liabilities secured by the Collateral. The Purchasers may, at any time or times, pay, acquire, satisfy, or discharge any security interest, lien, encumbrance or claim asserted by any person against the Collateral. The Purchasers, however, shall have an obligation to determine the validity thereof. All sums paid by the Purchasers under the provisions of this paragraph and any existing or other charges relating thereto shall be repaid to the Purchasers by Company on demand, shall be deemed an advance to the Company and shall bear interest at the rate of interest provided in the Notes.

NOTE PURCHASE AND SECURITY AGREEMENT

(d)   If, at any time after payment in full of all Liabilities and termination of the Purchasers’ security interest, any payments on the Liabilities previously made by the Company or any other Person must be disgorged by the Purchasers for any reason whatsoever, including, without limitation, the insolvency, bankruptcy or reorganization of the Company or such Person, this Agreement and the Purchasers’ security interests herein shall be reinstated as to all disgorged payments as though such payments had not been made, and the Company shall sign and deliver to the Purchasers all documents, and shall do such other acts and things, as may be necessary to re-perfect the Purchasers’ security interest.

(e)   The Company, on its own behalf and on behalf of its successors and assigns, hereby expressly waives all rights, if any, to require a marshaling of assets by the Purchasers or to require the Purchasers’ first resort to some or any portion of the Collateral before foreclosing upon, selling or otherwise realizing on any other portion thereof.

(f)    Notwithstanding anything in this Section 8.7 to the contrary no action may be taken by the Purchasers pursuant to this Article 8, unless agreed to in writing by Purchasers holding a majority of the aggregate outstanding principal amount of the Notes with a copy of such written agreement delivered to the Company prior to the taking of any such action.

Section 8.8 Grant of License to Use Software.

(a)   The Company hereby grants each of the Purchasers a worldwide, royalty free, non-exclusive license to use the Company’s proprietary software that is loaded into the simulators that constitute the Collateral (collectively, the “Software”) in event the Purchasers exercise their rights as secured creditors of the Company pursuant to Section 8.7 with respect to the Collateral. The Software may only be used by the Purchasers in conjunction with the Collateral on which the Software has been loaded by the Company. Purchaser may not transfer or assign the Software to any person except in connection with a sale of the Collateral pursuant to the exercise of their remedies under Section 8.7, and any person to whom the Software is assigned in that manner must enter into an agreement, as a condition to the transfer, whereby they accept the terms of this License. Each Purchaser agrees that it shall not, and shall not permit any person to alter, modify or adapt the Software in any manner including, but not limited to, translating, decompiling, disassembling or attempting to create derivative works. Each Purchaser agrees that it shall not, and shall not permit any other person to, attempt to reverse engineer the Software. This license and a Purchasers’ right to use the Software as provided herein automatically terminates if such Purchaser fails to comply with any of the foregoing provisions.

(b)   The Company retains all rights not expressly granted and nothing in this Section 8.8 constitutes a waiver of the Company’s rights under the United States copyright laws or any other federal or state law.

(c)   The Software is licensed to the Purchasers “AS IS” and the Company makes no warranty as to the functionality of the Software.

(d)   In no event will the Company be liable for direct, indirect, special, incidental or consequential damages arising out of the use of, or inability to use, the Software, even if advised of the possibility of such damages.

NOTE PURCHASE AND SECURITY AGREEMENT

Section 8.9 All rights and licenses granted under or pursuant to this Section 8.9 by the Company to the Purchasers are, and shall otherwise be deemed to be, for the purposes of Section 365(n) of the United States Bankruptcy Code (the “Bankruptcy Code”), “licenses or rights to intellectual property” as defined under Section 101(52) of the Bankruptcy Code.

Article 9.	Covenants of Company.

Section 9.1 Affirmative Covenants. The Company and the Parent Company, as the case may be, covenant and agree that, so long as this Note shall be outstanding, it will perform the obligations set forth in this Section 9.1 except as consented to in writing by the holders of a majority of the Notes then outstanding (the “Required Holders”):

(a)   Taxes and Levies. The Company will promptly pay and discharge all material taxes, assessments, and governmental charges or levies imposed upon the Company or upon its income and profits, or upon any of its property, before the same shall become delinquent, as well as all material claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that the Company shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and the Company shall set aside on its books adequate reserves in accordance with generally accepted accounting principles (“GAAP”) with respect to any such tax, assessment, charge, levy or claim so contested.

(b)   Maintenance of Existence. The Company and the Parent Company will do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and comply with all laws applicable to the Company, except where the failure to comply would not have a material adverse effect on the Company or otherwise in connection with an acquisition of the Company.

(c)   Maintenance of Property. The Company will at all times maintain, preserve, protect and keep its property used or useful in the conduct of its business in good repair, working order and condition, and from time to time make all needful and proper repairs, renewals, replacements and improvements thereto as shall be reasonably required in the conduct of its business.

(d)   Books and Records. The Company will at all times keep true and correct books, records and accounts reflecting all of its business affairs and transactions in accordance with past practices.

(e)   Notice of Certain Events. Upon actual knowledge of the any Event of Default or any event which, with the giving of notice or the lapse of time, would constitute an Event of Default, the Company and the Parent Company, as the case may be, will give written notice (with a description in reasonable detail) to the holder of each note of such occurrence.

NOTE PURCHASE AND SECURITY AGREEMENT

Section 9.2 Negative Covenants. The Company and the Parent Company, as the case may be, covenant and agree that, so long as this Note shall be outstanding, they will each perform the obligations set forth in this Section 9.2, except as consented to in writing by the Required Holders:

(a)   Liquidation, Dissolution. The Company will not liquidate or dissolve, consolidate with, or merge into or with, any corporation or entity, except that any wholly-owned subsidiary of the Company may merge with another wholly-owned subsidiary or with the Company (so long as the Company is the surviving corporation and no Event of Default shall occur as a result thereof).

(b)   Sales of Assets. The Company will not sell, transfer, lease or otherwise dispose of, or grant options, warrants or other rights with respect to, all or substantially all of its properties or assets to any person or entity other than in connection with a transaction covered by clause (i) above unless the Notes are repaid in full prior to or in connection with such transaction; provided that this clause (ii) shall not restrict any disposition made in the ordinary course of business and consisting of capital goods which are obsolete or have no remaining useful life.

(c)   Proration of Payments. The Company shall not make or permit any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of Principal Amount or interest payable hereunder in excess of the Note Holder’s pro rata share of payments then being made in respect of all Notes.

(d)   Indebtedness. Neither the Company nor the Parent Company will create, incur, assume or suffer to exist, contingently or otherwise, any indebtedness for borrowed money that is senior in right of payment to the Notes other than senior bank term loan financing, a credit facility, or other traditional bank financing provided by a bank or other similar financial institution.

Section 9.3 Additional Investment Right.

(a)   Each Purchaser has the right of first refusal to purchase such Purchaser’s Pro Rata Share (as defined below), of all (or any part) of any “New Debt Securities” (as defined below) that the Company or the Parent Company may from time to time issue after the date of this Agreement. A Purchaser’s “Pro Rata Share” for purposes of this additional investment right is the ratio of (a) the aggregate principal amount Notes as to which such Purchaser is the holder (b) the aggregate principal amount of Notes outstanding at the time such New Debt Securities are offered by the Company or the Parent Company, as the case may be. “New Debt Securities” means any debt securities of the Company or the Parent Company, whether now authorized or not, or securities convertible or exchangeable into debt securities of the Company or the Parent Company, as the case may be; provided, however, that New Debt Securities shall not include senior bank term loan financing, a credit facility, or other traditional bank financing provided by a bank or other similar financial institution.

NOTE PURCHASE AND SECURITY AGREEMENT

(b)   In the event that the Company or the Parent Company, as the case may be, proposes to undertake an issuance of New Debt Securities, it shall give to each Purchaser a written notice of its intention to issue such New Debt Securities (the “Notice”), describing the type of New Debt Securities and the price and the general terms upon which the Company or the Parent Company, as the case may be, proposes to issue such New Debt Securities given in accordance with Section 9.3(b) hereof. Each Purchaser shall have 15 days from the date such Notice is effective to agree in writing, to purchase such Purchaser’s Pro Rata Share of such New Debt Securities for the price and upon the general terms specified in the Notice by giving written notice to the Company or the Parent Company, as the case may be, and stating therein the quantity of New Debt Securities to be purchased (not to exceed such Purchaser’s Pro Rata Share).

(c)   In the event that the Purchasers fail to exercise in full the right of first refusal within such 15 (plus 10) day period, then the Company or the Parent Company, as the case may be, shall have 120 days thereafter to sell the New Debt Securities with respect to which the Purchasers’ additional investment right hereunder were not exercised, at a price and upon general terms not materially more favorable to the purchasers thereof than specified in the Company’s or the Parent Company’s, as the case may be, Notice to the Purchasers. In the event that the Company or the Parent Company, as the case may be, has not issued and sold the New Debt Securities within such 120 day period, then the Company nor the Parent Company, as the case may be, shall not thereafter issue or sell any New Debt Securities without again first offering such New Debt Securities to the Purchasers pursuant to this Section 9.3.

Article 10.	Survival of Representations and Warranties; Entire Agreement.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by a Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. This Agreement and the Notes embody the entire agreement and understanding between the Purchasers listed on the signature page hereto, the Company and the Parent Company and supersede all prior agreements and understandings relating to the subject matter hereof.

Article 11.	Amendment and Waiver.

Section 11.1 Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the holders of a majority of the outstanding principal amount of the Notes, except that no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (a) subject to the provisions of Article 7 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest on the Notes, or (b) change the

NOTE PURCHASE AND SECURITY AGREEMENT

percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver or (c) amend Sections 6(a), 6(b), or Articles 7, 8 or 10.

Section 11.2 Binding Effect, etc. Any amendment or waiver consented to as provided in this Article 11 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

Article 12.	Notices.

All notices and communications provided for hereunder shall be in writing and sent (a) by hand delivery, or (b) by telecopy, or (c) by registered or certified mail with return receipt requested (postage prepaid), or (d) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

(i) if to a Purchaser, to the Purchaser at the address specified on Schedule A, or at such other address as the Purchaser shall have specified to the Company in writing,

(ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

(iii) if to the Company, to the Company at its address set forth on page 1 of this Agreement to the attention of Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing, and in any event, with a copy (which shall not constitute notice) to Bose McKinney & Evans, 2700 First Indiana Plaza, 135 N. Pennsylvania Street, Indianapolis, IN 46204, Attention: Jeffrey B. Bailey.

Notices delivered by personal delivery or telecopy will be deemed given when actually received. Notices delivered by registered or certified mail shall be deemed delivered four (4) business days after being sent. Notices delivered by overnight delivery service shall be deemed delivered the next business day after being sent.

Article 13.	Covenants of Parent Company.

Section 13.1 Guaranty. As additional consideration to the Purchasers, the Parent Company agrees to execute each Note as a guarantor.

Section 13.2 Information Rights. So long as the Note issued to Purchaser remains outstanding, unless otherwise directed by any Purchaser, the Parent Company shall deliver to each Purchaser the following items:

NOTE PURCHASE AND SECURITY AGREEMENT

(a)   promptly (but in any event within five (5) business days) after the discovery or receipt of notice of any default under any material agreement to which the Parent Company or any of its subsidiaries is a party or any other material adverse change, event or circumstance affecting the Parent Company or any subsidiary (including, without limitation, the filing of any material litigation against the Parent Company or any subsidiary or the existence of any dispute with any person which involves a reasonable likelihood of such litigation being commenced).

Article 14.	Miscellaneous.

Section 14.1 Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

Section 14.2 Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on any Note that is due on a date other than a business day shall be made on the next succeeding business day without including the additional days elapsed in the computation of the interest payable on such next succeeding business day.

Section 14.3 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 14.4 Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any person, or which such person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such person.

Section 14.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 14.6 Governing Law. THIS AGREEMENT, THE NOTES AND ALL ISSUES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF INDIANA (WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW).

* * * * *

NOTE PURCHASE AND SECURITY AGREEMENT

If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

Very truly yours,

Perfect Line, Inc.	Interactive Motorsports and Entertainment Corp.
By:	By:
William R. Donaldson	William R. Donaldson
Chairman and Chief Executive Officer	Chairman and Chief Executive Officer

CORPORATE ACKNOWLEDGEMENT

STATE OF INDIANA	)
) SS:
COUNTY OF MARION	)

On this ___ day of July, 2006, before me, the undersigned officer, personally appeared William R. Donaldson, known personally to me to be the Chairman and Chief Executive Officer of each of the above-named corporations and acknowledged that he, as an officer of each of the above-named corporations and being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of each of the above-named corporations by himself as an officer of each of the above-named corporation.

Witness my hand and notarial seal this ____ day of July, 2006.

My Commission Expires:

______________________________	__________________________________________
Notary Public

My County of Residence:

______________________________	__________________________________________
Printed Name

NOTE PURCHASE AND SECURITY AGREEMENT

COUNTERPART SIGNATURE PAGE

By :

By:

By:

By:

NOTE PURCHASE AND SECURITY AGREEMENT

SCHEDULE A

Purchasers

Purchase Date	Name and Address	Purchase Amount
	Jennifer M. Hieber 314 Cambridge Avenue Garden City, NY 11530	$50,000.00
	Jean F. Hieber 314 Cambridge Avenue Garden City, NY 11530	$300,000.00
	Christina J. Hieber 1316 Titania Lane McLean, VA 22102-2751	$50,000.00
	Harvey Jacobson Jr. 400 7th St. NW Washington, DC 20004	$50,000.00
	Steve Eisenberg 670 West End Ave. #3b New York, NY 10025	$100,000.00
	Bill Behrens 44 Gramercy Park No., Apt. 13C New York, NY 10013	$50,000.00
	David Eisenberg 88 Deep Wood Rd. Bedford, NY 10506	$50,000.00
	Peter T. Kross Trust c/o Leonard & Company 377 Fisher Road Grosse Pointe, MI 48230	$100,000.00
	Adam Janovic c/o Ingalls & Snyder 61 Broadway New York, NY 10006	$100,000.00
	Michael Duboff 1775 York Ave., Apt. 30B New York City, NY 10128	$100,000.00

NOTE PURCHASE AND SECURITY AGREEMENT

SCHEDULE 4.3

Parent Company SEC Reports

Form	Date Filed	Period Ending

10-QSB	May 15, 2006	March 31, 2006
10-KSB	March 30, 2006	December 31, 2005
10-QSB	November 16, 2005	September 30, 2005
10_QSB	August 22, 2005	June 30, 2005
8-K	July 6, 2005	July 6, 2005
10-QSB	May 20, 2005	March 31, 2005
NT 10-Q	May 13, 2005	March 31, 2005
10-KSB	March 29, 2005	December 31, 2005
8-K	March 14, 2005	March 14, 2005
8-K	January 6, 2005	January 6, 2005
8-K	November 16, 2004	November 16, 2004
10-QSB	November 15, 2004	September 30, 2004
8-K	August 26, 2004	August 26, 2004
8-K	August 18, 2004	August 18, 2004
10-QSB	August 16, 2004	June 30, 2004
8-K	July 20, 2004	July 20, 2004
8-K	June 28, 2004	June 28, 2004
8-K	June 10, 2004	June 10, 2004
8-K	May 18, 2004	May 18, 2004
10-QSB	May 17, 2004	March 31, 2004
10-KSB	April 15, 2004	December 31, 2003
8-K	March 23, 2004	March 23, 2004
8-K	March 19, 2004	March 19, 2004
8-K	March 19, 2004	March 19, 2004
8-K	March 19, 2004	March 19, 2004
10-QSB	November 20, 2003	September 30, 2003
NT 10-Q	November 17, 2003	September 30, 2003
8-K	October 30, 2003	October 30, 2003
S-8	September 8, 2003	September 8, 2003
10-QSB	August 19, 2003	June 30, 2003
NT 10-Q	August 13, 2003	June 30, 2003
8-K	June 6, 2003	June 6, 2003
10-QSB	May 20, 2003	March 31, 2003
NT 10-Q	May 13, 2003	March 31, 2003
10-KSB	April 15, 2003	December 31, 2002
NT 10-K	March 28, 2003	December 31, 2002
8-K	March 13, 2003	March 13, 2003
S-8	February 13, 2003	February 13, 2003
8-K	January 6, 2003	January 6, 2003
10-QSB	November 14, 2002	September 30, 2002
8-K/A	October 1, 2002	August 2, 2002
8-K	September 19, 2002	September 17, 2002

NOTE PURCHASE AND SECURITY AGREEMENT

10-QSB	August 19, 2002	June 30, 2002
NT 10-Q	August 14, 2002	June 30, 2002
8-K	August 14, 2002	August 2, 2002
10-QSB	April 30, 2002	March 31, 2002
10-KSB	March 29, 2002	December 31, 2001

NOTE PURCHASE AND SECURITY AGREEMENT

SCHEDULE 4.7

Use of Proceeds

$1,000,000

New Reactor Installations at MOA and UCW	$140,000.00
Merchandise Inventory for MOA and UCW	$ 60,000.00
Deployment of 31 simulators in inventory and continued development of the new Reactor simulators	$600,000.00
General Working Capital	$100,000.00
NE commission	$100,000.00

NOTE PURCHASE AND SECURITY AGREEMENT

SCHEDULE 9.1(A)

Location and Identification of 20 Simulators

Each simulator is identified by location and serial number, car number and sponsor identification currently on the race car.

12 Simulators @ Mall of America, Bloomington, MN

Landlord: Simon Property Group

Space designated as

Serial Number, Car Number and Sponsor as follows:

9707011	18	INTERSTATE BATTERIES
9707012	2	LBE TECHNOLOGIES
9707008	43	CHEERIOS
9707007	5	KELLOGGS
9707003	88	UPS
9707002	99	EXIDE BATTERIES
9707010	28	HAVOLINE
9707004	21	CITGO
9707006	45	SPRINT
9707005	44	BE PETTY
9707009	24	DUPONT
9707001	4	KODAK

8 Simulators @ Universal CityWalk, Hollywood, CA

Landlord: UNIVERAL STUDIOS

Space designated as

Serial Number, Car Number and Sponsor as follows:

0001143	28	HAVOLINE
0001145	6	VIAGRA
9912134	3	GM GOODWRENCH
0001146	1	PENNZOIL
0001144	20	HOME DEPOT
0001142	99	EXCIDE
0001147	24	DUPONT
0001137	18	INTERSTATE BATTERIES

NOTE PURCHASE AND SECURITY AGREEMENT

[Form of Note]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION THEREFROM UNDER THE ACT, THE RULES AND REGULATIONS THEREUNDER AND APPLICABLE STATE LAWS. THE TRANSFER OF THIS NOTE IS SUBJECT TO THE CONDITIONS AND RESTRICTIONS SPECIFIED IN THE NOTE PURCHASE AND SECURITY AGREEMENT DATED AS OF JULY 14, 2006 BY AND AMONG THE COMPANY AND THE PURCHASERS PARTY THERETO. EACH HOLDER HEREOF BY VIRTUE OF HOLDING THIS NOTE, SHALL COMPLY WITH, AND BE DEEMED TO HAVE AGREED TO COMPLY WITH SUCH CONDITIONS AND RESTRICTIONS.

PERFECT LINE, INC.

SECURED PROMISSORY NOTE DUE AUGUST 1, 2010

No. [_______]	Issued: July 14, 2006
Matures: July 17, 2010

FOR VALUE RECEIVED, the undersigned, PERFECT LINE, INC., an Indiana corporation (the “Company”), hereby promises to pay to ___________________________________________________________ (the “Holder”) or assigns, the principal sum of ________________________________________________________ DOLLARS of the United States of America on July 17, 2010 (minus any portion of such principal amount prepaid prior to such date), together with interest on the unpaid principal balance existing from time to time prior to maturity at a rate per annum equal to Fifteen Percent (15.0%), together with reasonable attorneys' fees and other costs incurred in collecting or enforcing payment hereof and without relief from valuation and appraisement laws. Capitalized terms used but not defined herein have the respective meanings given to such terms in the Note Purchase Agreement referenced below.

Such principle and interest shall be paid weekly, in arrears, on the balance of outstanding principal for the exact number of days such principal remains outstanding and shall be computed on the basis of a seven (7) day week.

Principal and interest under this Note shall be due and payable as follows:

1.             Weekly principle and interest payments of $                           due under this Note shall be due and payable in arrears on Tuesday of each week, commencing July 25, 2006; and

2.             the entire unpaid balance of principal and all accrued and unpaid interest, shall be due and payable on July 17, 2010.

If any installment of principal or interest under this Note is payable on a day other than a business day, the maturity of such installment shall be extended to the next succeeding business day, but interest shall be payable during such extension of maturity.

The Maker has the right to redeem all or a portion of the notes for cash at any time after May 1, 2008. In each case, upon at least two business days’ prior notice, we will pay a purchase price of: (i) if the repurchase occurs prior to July 14, 2009, 105% of the outstanding principal amount, plus accrued and unpaid interest, if any, or (ii) if the repurchase occurs after July 14, 2009 but prior to maturity, 102.5% of the outstanding principal amount, plus accrued and unpaid interest, if any. The Holder or assigns has the right to require the Company to repurchase all or a portion of the notes for cash upon the happening of certain events set in Section 5.4 of the Note Purchase Agreement (as defined below).

NOTE PURCHASE AND SECURITY AGREEMENT

Payments of principal of, and interest on this Note are to be made in lawful money of the United States of America at:

______________________

______________________

or such other place as the Holder may designate in writing.

This Note is one of the Notes (the “Notes”) issued pursuant to the Note Purchase and Security Agreement, dated as of July 14, 2006 (as from time to time amended, the “Note Purchase Agreement”), among the Company and the several Purchasers named therein and is entitled to the benefits thereof including the grant of a security interest in certain assets of the Company pursuant to Article 8 of the Note Purchase Agreement. In the event of any conflict between the terms of this Note and the Note Purchase Agreement, the terms of the Note Purchase Agreement shall prevail.

If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, and with the effect provided in the Note Purchase Agreement.

The Company and all endorsers, guarantors, sureties, accommodation parties hereof and all other parties liable or to become liable for all or any part of this indebtedness, severally waive presentment for payment, notice of dishonor, protest, notice of protest, and notice of nonpayment of this Note and expressly agree that this Note and any payment coming due under it may be extended or otherwise modified from time to time without in any way affecting their liability hereunder.

Notice of acceptance of this Note is hereby waived.

This Note and the Note Purchase Agreement and all issues hereunder and thereunder shall be governed by and construed in accordance with the internal laws of the State of Indiana

Perfect Line, Inc.

By:
William R. Donaldson
Chairman and Chief Executive Officer

For good and valuable consideration received, and in consideration of all loans, advances or other financial accommodations made or afforded to Perfect Line, Inc. by the holder of this Note pursuant to this Note and the Note Purchase Agreement (collectively, the “Obligations”), the undersigned hereby absolutely and unconditionally guarantees the full and prompt payment and performance of the Obligations when due, whether by acceleration or otherwise.

INTERACTIVE MOTORSPORTS AND ENTERTAINMENT CORP.

By:
William R. Donaldson
Chairman and Chief Executive Officer

NOTE PURCHASE AND SECURITY AGREEMENT